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                                   EXHIBIT 3.2







                                     BY-LAWS
                                       OF
                            ARROW INTERNATIONAL, INC.
                           A PENNSYLVANIA CORPORATION

                      (AS AMENDED THROUGH OCTOBER 27, 2004)


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                                   BY-LAWS OF
                            ARROW INTERNATIONAL, INC.
                      (As Amended Through October 27, 2004)

                               ARTICLE I - OFFICES

        1.1. REGISTERED OFFICE. The registered office of the corporation shall be at 3000 Bernville Road, Reading, Pennsylvania 19612.

        1.2. OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II - SEAL

        2.1. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania."

                      ARTICLE III - SHAREHOLDERS' MEETINGS

        3.1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the office of the corporation at 3000 Bernville Road, Reading, Pennsylvania 19612, or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate from time to time.

        3.2. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held each year on such day and at such time as the Board of Directors may designate, or, if not so designated, on the first Monday of February in each year if not a legal holiday, and if a legal holiday, then on the first following business day which is not a legal holiday, at 10:00 A.M. At such annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting at any time thereafter.

        3.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors. The shareholders shall not be entitled to call a special meeting of the shareholders, except when such right is expressly granted by statute and not permitted to be modified by the Articles of Incorporation and these By-laws. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date and time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

        3.4. NOTICE. Written notice of any annual or special meeting of shareholders, stating the time and place, and in the case of a special meeting the general nature of the business to be transacted, shall be given to each shareholder entitled to vote thereat at least ten days prior to the meeting, unless a greater period of notice is required by statute in a particular case.

        3.5. QUORUM. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering and acting upon such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors, until such directors have been elected; provided, however, that if the corporation is a "registered corporation" as defined in ss.2502 of the Pennsylvania Business Corporation Law, any annual or special meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

        3.6 VOTING. Except as otherwise provided herein with respect to the election of directors, or as otherwise provided by statute, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins, and the candidates for director receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.

        3.7 PROCEDURES. At each meeting of shareholders, the Chairman of the Board, or in his absence or inability to act, such other person as the Board of Directors may have designated, shall call to order and act as the presiding officer of the meeting. The Secretary or, in his absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business, the procedure and rules of conduct at all meetings of the shareholders shall be as determined by the presiding officer of the meeting, unless otherwise prescribed by these By-laws or by law or regulation. No share shall be voted at the meeting upon which any installment is due and unpaid. Shareholders shall not be permitted to participate in any meeting of the shareholders by means of conference telephone or similar communicating equipment by means of which all persons participating in the meeting can hear each other.

        3.8. PROXIES. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder, or by his duly authorized attorney-in-fact, and filed with or transmitted to the Secretary of the corporation or his designated agent. A shareholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy. A proxy which is a telegram, telex, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this Section 3.8 and shall be so treated if such proxy sets forth or utilizes a confidential and unique identification number or other mark furnished by the

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corporation to the shareholder for the purposes of a particular meeting or transaction. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentification or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation or its designated agent. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by him to the creditor remains unpaid.

        3.9. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer of such meeting. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

        3.10. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders or any adjournment thereof or, in lieu of such a list the corporation may make the information therein available at the shareholders' meeting by any other means. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this Section 3.10 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share register or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

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        3.11.   SHAREHOLDER PROPOSALS. The shareholders shall not be entitled to propose any amendment to the Articles of Incorporation. No proposal for a shareholder vote on any other matter shall be submitted by a shareholder to the corporation's shareholders unless the shareholder submitting such proposal has filed a written notice setting forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause (i), as they appear on the corporation's books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto and such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the corporation to consider such proposal. The written notice of a shareholder proposal shall be delivered to the Secretary of the corporation, at the registered office of the corporation, not later than (i) with respect to a shareholder proposal to be submitted at an annual meeting of shareholders, sixty days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to a shareholder proposal to be submitted at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The presiding officer at any shareholders meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the procedures prescribed in this Section 3.11 or is otherwise not in accordance with law, and if he should so determine, he shall so declare at the meeting and the shareholder proposal shall be disregarded.

                             ARTICLE IV - DIRECTORS

        4.1 BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by a Board of Directors comprised as follows:

        (1) The Board of Directors shall consist of not less than four nor more than twelve persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office;

        (2) Directors shall, from and after the annual meeting of shareholders next held after April 1, 1992, continue to be classified with respect to the time for which they shall severally hold office by dividing them into four classes, as nearly equal in number as possible. At such meeting and at each succeeding annual meeting of shareholders, the class of directors then being elected shall be elected to hold office for a term of four years. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified;

        (3) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, any class of directors, or the entire Board of Directors, may be removed from office by vote of the shareholders entitled to vote thereon only for cause; provided, however, that the entire Board of Directors may be removed at any time with or without cause by the unanimous vote of shareholders entitled to vote thereon. For purposes of this paragraph, "cause" shall mean any one of the following: (i) a director is judicially declared to be of unsound mind; (ii) a director is convicted of an offense punishable by imprisonment for a term of more than one year; (iii) a director breaches or fails to perform the statutory duties of that director's office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; or (iv) within 60 days after notice of his or her election, a director does not accept the office either in writing or by attending a

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                meeting of the Board of Directors and fulfilling any other requirements of qualification that these By-laws or the Articles of Incorporation may provide.

        (4) Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum. A director elected to fill a vacancy shall hold office until the next election of the class for which such director has been chosen, and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        4.2. QUALIFICATIONS AND POWERS. The directors need not be residents of the Commonwealth of Pennsylvania or shareholders in the corporation. In addition to the powers and authority by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Restated Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

        4.3. PLACE OF MEETINGS. The meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

        4.4. ORGANIZATIONAL MEETING. The first regular meeting of the Board of Directors following the election of each newly-elected class of directors shall be held immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided that a quorum of the Board of Directors shall be present. At such meeting the Board of Directors shall organize itself and may elect officers, appoint members of standing committees and transact any other business.

        4.5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on such date and at such time and place as shall be determined by the Board. Notice of such regular meetings of the Board of Directors shall not be required to be given, except as otherwise expressly required in these By-laws or by law; however, whenever the time or place of regular meetings shall be initially fixed or changed, notice of such action shall be given to each director not participating in such action. Any business may be transacted at any regular meeting.

        4.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary on the written request of a majority of the directors in office. Notice of every meeting of the Board of Directors stating the place, day and hour thereof shall be given by the Secretary to each director, at the address supplied by him to the corporation for the purpose of notice, by first class mail at least five days before the meeting, or by express mail or courier service at least two days before the meeting, or sent by teletex, telegram, facsimile transmission or similar transmission or given personally or by telephone at least 24 hours before the time at which the meeting is to be held. Any business may be transacted at any special meeting.

        4.7. QUORUM. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting (excluding abstentions) at a meeting at which a quorum is present shall be the acts of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors

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unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notwithstanding the withdrawal of enough directors to leave less than a majority, the directors who continue to be present at a duly organized meeting shall constitute a quorum in order to continue to do business.

        4.8. ACTION BY CONSENT. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent or consents thereto by all of the directors in office, setting forth the action so taken, are filed with the Secretary of the corporation prior or subsequent to the action.

        4.9. COMPENSATION. Each director shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the corporation or in connection with attendance at meetings, as the board of directors may from time to time determine. No such payment of fees or other compensation shall preclude any director from serving the corporation in any other capacity and receiving fees or other compensation for such services.

        4.10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

                (i) The submission to shareholders of any action requiring approval of shareholders under Subpart B. of Part II of the Pennsylvania Business Corporation Law.

                (ii) The creation or filling of vacancies in the Board of Directors.

                (iii)   The adoption, amendment or repeal of these By-laws.

                (iv) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board.

                (v) Action on matters committed by these By-laws or by resolution of the Board of Directors exclusively to another committee of the Board.

        The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.

        Each committee of the Board and each member of a committee shall serve at the pleasure of the Board. The term "Board of Directors" or "Board," when used in any provision of these By-laws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board. Any provision of these By-laws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section 4.10.

        4.11. RESIGNATION. Any director of the corporation may resign at any time by giving written notice of his resignation to the corporation. Any such resignation shall take effect at the

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time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        4.12. PARTICIPATION BY CONFERENCE TELEPHONE. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

        4.13. NOMINATION OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors, or a committee appointed by the Board of Directors, or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been delivered to the Secretary of the corporation, at the registered office of the corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, sixty days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine his eligibility to serve as a director of the corporation. No person may nominate himself for election as a director. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                              ARTICLE V - OFFICERS

        5.1. ELECTION. The officers of the corporation shall be elected by the directors and shall be a Chairman of the Board, a Chief Executive Officer, President, Secretary and Treasurer. The Board of Directors may also elect a Vice Chairman of the Board and one or more Vice Presidents (who, in the discretion of the Board of Directors, may be designated as having various modified titles such as, for example, Executive Vice President, Senior Vice President and the like) and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors. The officers of the corporation shall hold

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office for one year and until their successors are elected and have qualified, unless his resignation or removal shall expressly be effective earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby without prejudice to any contractual rights of such officer or agent.

        5.2. CHAIRMAN OF THE BOARD; CHIEF EXECUTIVE OFFICER; PRESIDENT. The Chairman of the Board shall preside at all meetings of the shareholders and directors. Except as may otherwise be determined by the Board as hereinafter provided, the Chief Executive Officer shall be responsible for the general management of the business of the corporation and the day-to-day operations of the corporation. Either the Chairman of the Board or the President shall be the Chief Executive Officer, as from time to time designated by the Board. The Board may also delegate specific powers, duties, and responsibilities to the Chairman of the Board, the Chief Executive Officer or the President or any other officer or officers of the corporation as the Board may, from time to time, determine, except for those powers, duties, and/or responsibilities as may be exclusively conferred by statute on the Chairman of the Board, the President, or any other officer of the corporation.

        5.3 PRESIDENT AND VICE PRESIDENTS. The President and each Vice President shall perform all duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board or the Chief Executive Officer.

        5.4. SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep careful records of all such meetings, the proceedings of which shall be transcribed into the minute book of the corporation over his signature. He shall have custody of the corporate seal and of all books, documents, and papers of the corporation committed to his charge. He shall cause all notices to be given to shareholders and to directors of the corporation as may be required by law or these By-laws. He shall make such reports, have such other powers and perform such other duties as are authorized or required by law or the Board of Directors may specify. The Secretary may delegate any of his powers and duties to one or more Assistant Secretaries and, if authorized by the Board of Directors, any officer or agent of the corporation. In this regard, the duties of the Secretary to attend all meetings of the Board of Directors and to keep records of such meetings and transcribe the proceedings thereof into the minute book of the corporation over his signature shall, at the directive of the Board of Directors, be delegated to a recording secretary of the Board of Directors selected by the Board of Directors. In the absence of the Secretary or during his inability to act, his powers and duties shall be performed by one or more Assistant Secretaries.

        5.5. TREASURER. The Treasurer shall have the custody and care of, and shall manage and invest, all the money, securities, and funds of the corporation. To the extent not invested in stocks, bonds or other securities, the Treasurer shall deposit the money and funds of the corporation in such bank or banks or depositories as the Board of Directors may designate, provided that the Board of Directors may delegate to the Treasurer, subject to such limitations as it may from time to time prescribe, the power to designate such bank or banks or depositories. Under the direction of the Board of Directors, the Treasurer shall pay out and dispose of all drafts, notes, checks, warrants, and orders for the payment of money; render such statements to the Board of Directors as it shall require; and have such other powers and perform such other duties as the Board of Directors may specify or which are authorized or required of the Treasurer by law. The Treasurer may delegate any of his powers and duties to one or more Assistant

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Treasurers and, if authorized by the Board of Directors, any officer or agent of the corporation. If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give bond for the faithful discharge of his duties in such amount as may be fixed by the Board of Directors and with such surety as may be approved by the Board of Directors. In the absence of the Treasurer or during his inability to act, his powers and duties shall be performed by one or more Assistant Treasurers.

        5.6. VACANCIES. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                         ARTICLE VI - CORPORATE RECORDS

        6.1. MAINTENANCE OF RECORDS. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and classes of shares held by each. All books, minutes, directors' consents and other corporate records shall be in a reasonably legible written form or in a form which allows the corporation to maintain them on or in punch cards, magnetic storage media, photographs, microphotographs or any other information storage device which can be converted into reasonably legible written form within a reasonable time.

        6.2. INSPECTION. Every shareholder shall, upon written verified demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a verified power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business.

                ARTICLE VII - SHARE CERTIFICATES, DIVIDENDS, ETC.

        7.1. SHARE CERTIFICATES. Every shareholder shall be entitled to a share certificate representing shares owned by him which certificate shall (a) be in such from as the Board of Directors may from time to time prescribe, (b) state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents, and (c) be signed, by facsimile or otherwise, by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and the Secretary or Treasurer and shall bear an original or facsimile of the corporate seal, If the corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation. The share certificates of the corporation shall be numbered and registered in the share register and transfer books of the corporation, as they are issued. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

        7.2. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the corporation only upon surrender to the corporation or its transfer agent and/or registrar of stock of the certificate or certificates therefor for cancellation, properly endorsed by the person named in the certificate or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the corporation or its transfer agent and/or registrar of stock. No transfer shall be made which is inconsistent with law. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents or registrars of stock, as it may deem advisable and may define their powers and duties.

        7.3. HOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person other than the Registered holder thereof, whether or not it shall have express or other notice thereof, except as expressly provided by law. The Board of Directors may fix a date, within any applicable limits imposed by law or the Articles of Incorporation, prior to the date of any meeting of shareholders, or the date with respect to any action of the shareholders by consent in writing, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to take action by consent in writing, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. When a determination of shareholders of record has been made for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

        7.4. LOST CERTIFICATES. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        7.5. DIVIDENDS. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

        8.1. AUTHORITY TO SIGN CORPORATE CHECKS. All checks or demands for money and notes of the corporation shall be signed, endorsed or accepted in the name of the corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

        8.2. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of September each year.

        8.3. MANNER OF NOTICE. Any notice required to be given to any person shall be given to such person: (i) personally, (ii) by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice, in which case such notice shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, or (iii) by facsimile transmission, email or other electronic communication to his facsimile number or address for email or other electronic communications supplied by him to the corporation for the purpose of notice, in which case such notice shall be deemed to have been given to the person entitled thereto when sent. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

        8.4. WAIVER OF NOTICE. Whenever any written notice is required by statute, or by the Articles of Incorporation or By-laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

        8.5. GENDER. In these By-laws, words used in the masculine gender shall include the feminine.

                   ARTICLE IX - STANDARD OF CARE AND LIABILITY
                            OF DIRECTORS AND OFFICERS

        9.1. STANDARD OF CARE AND JUSTIFIABLE RELIANCE. A director or officer of the corporation shall stand in a fiduciary relation to the corporation and shall perform his duties as a director or officer, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented;

                (b) counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person; or

                (c) a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence.

        A director or officer shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the corporation or any failure to take any action shall be presumed to be in the best interests of the corporation.

        9.2. PERSONAL LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable, as such, for monetary damages (including without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature, including without limitation attorneys' fees and disbursements) for any action taken, or any failure to take action unless (a) the director has breached or failed to perform the duties of his office under
Section 9.1 above; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Notwithstanding the foregoing provisions of this Section 9.2, in no event shall the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, State or Federal law be governed or otherwise affected by these By-laws as amended.

        9.3. PERSONAL LIABILITY OF OFFICERS. To the extent permitted by applicable law, an officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature, including without limitation attorneys' fees and disbursements) for any action taken, or any failure to take any action, unless (a) the officer has breached or failed to perform the duties of his office under Section 9.1 above; and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        Notwithstanding the foregoing provisions of this Section 9.3, in no event shall the responsibility or liability of an officer pursuant to any criminal statute or the liability of an officer for the payment of taxes pursuant to local, State or Federal law be governed or otherwise affected by these By-laws as amended.

        9.4.    NO LIMITATION ON LIABILITY. Any repeal or modification of this
Article IX or adoption of any provision inconsistent with this Article IX shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision, as the case may be.

                           ARTICLE X - INDEMNIFICATION

        10.1. THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (with or without court approval) actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        10.2. DERIVATIVE ACTIONS. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

        10.3. MANDATORY INDEMNIFICATION. To the extent that a director, officer or employee of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 10.1 and 10.2 of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        10.4. PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 10.1 and 10.2 of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. Each director, officer and employee seeking indemnification shall provide the Corporation with such information and documentation as is reasonably available to him or reasonably necessary to determine whether and to what extent he is entitled to indemnification.

        10.5. ADVANCING EXPENSES. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article X may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article X. Advancement of expenses shall be deemed authorized by the Board of Directors upon receipt of such undertaking unless the Board of Directors expressly acts to deny advancement of expenses in any particular circumstance or case.

        10.6.   SUPPLEMENTARY COVERAGE.

                (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, provision of the corporation's Articles of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The corporation may create a fund of any nature, which may, but need not be under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 10.6 or otherwise.

                (b)     Indemnification pursuant to subsection (a) of this
        Section 10.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                (c)     Indemnification pursuant to subsection (a) of this
        Section 10.6 may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any provision of law other than
        Section 1746 of the Pennsylvania Business Corporation Law except as provided in this Section 10.6 and in Section 1746 of the Pennsylvania Business Corporation Law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation.

        10.7. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is or was a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

        10.8. APPLICATION TO SURVIVING CORPORATIONS AND EMPLOYEE PLANS. For purposes of this Article X, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a director, officer or employee of such, constituent, surviving or new corporation, or is or was serving at the request of such constituent, surviving or new corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity; references to

"other enterprises" shall include employee benefit plans; references to "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be deemed "fines"; and action with respect to an employee benefit plan taken or omitted in good faith by a director, officer or employee of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

        10.9. DURATION OF COVERAGE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs and personal representatives of that person. Any repeal or modification of this Article X or adoption of any provision inconsistent with this Article X shall not adversely affect any indemnification right of a director, officer or employee of the corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision, as the case may be.

                             ARTICLE XI - AMENDMENTS

        11.1. AMENDMENTS. Except as otherwise provided by law, these By-laws may be amended or repealed by a majority vote of the members of the Board of Directors, at any regular or special meeting of the Board of Directors duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action.

                                  CERTIFICATION
                                  -------------

        I, John C. Long, the undersigned Secretary of Arrow International, Inc. (the "Corporation") do hereby certify that the foregoing copy of the By-Laws of the Corporation is a true and correct copy of the By-Laws of the Corporation, including all duly adopted amendments through October 27, 2004, and there have been no changes, modifications or amendments to or affecting said By-Laws after October 27, 2004 through and including this Certification.

        WITNESS my hand and the seal of the Corporation this _______ day of __________, 200__.


(CORPORATE SEAL)           /s/ John C. Long
Name: John C. Long         ------------------------------
Title: Secretary